EXHIBIT 5.1
September 21, 2007
Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Ladies and Gentlemen:
               You have requested our opinion with respect to certain matters in connection with the sale by Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to 2,990,000 shares (the “Shares”) of the Company’s common stock, par value $.0013 per share, pursuant to a Registration Statement on Form S-3, file no. 333-130912 (the “Registration Statement”), as amended, and a related prospectus (the “Prospectus”) and prospectus supplement (the “Prospectus Supplement”). Each of the Registration Statement, the Prospectus and the Prospectus Supplement have been filed with the Securities and Exchange Commission (the “Commission”).
               In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement and the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each in their current form, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
               On the basis of the foregoing, and in reliance thereon, we are of the opinion that:
1.	The issuance of the Shares has been lawfully and duly authorized by the Company; and

2.	When the Shares have been issued, delivered and sold upon the terms stated in the Registration Statement, the Prospectus and the Prospectus Supplement, the Shares will be legally issued, fully paid and nonassessable.
               We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm on the cover of the Registration Statement and under the heading “Legal Matters” in the Prospectus and Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

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Very truly yours,

DEWEY BALLANTINE LLP

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